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                                 Exhibit 1(10)

                (c) Form of Application for Employee Insurance
                           (Simplified Issue) 33910
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APPLICATION FOR Cindy A. Clark Financial Printing                                   HOME OFFICE USE ONLY
Group APPLICATION FOR                                                               Plan Code: ________________________________
INSURANCE WITH:  [LOGO]                                                             Policy Number: ____________________________
                 PARAGON                                                            Effective Date: ___________________________
                 LIFE INSURANCE COMPANY                                          --------------------------------------------------
Please complete all Sections:
1. Name:                  _____________________________________________________________      Employer:          ____________________
   (Proposed Insured)     Last                    First                   MI

   Mailing:               _____________________________________________________________      Job Location:      ____________________

   Address:               _____________________________________________________________      Job Class/Title:   ____________________
                          City                    State                   Zip

   Work Phone:            _____________________________________________________________      Annual Salary:     ____________________

   Home Phone:            _____________________________________________________________      Social Security #: ____________________
   Date of Birth:                    /         /             State of Birth:                 Sex:               Male ___ Female ____
                          ---------------------  ---------
                            Month       Day        Year

____________________________________________________________________________________________________________________________________

2. Are you now actively working for compensation at least thirty (30 hours)
   per week for the Employer shown above?                                                                       Yes ______ No ______

3. Have you smoked cigarettes, cigars, or a pipe or used tobacco in any form
   within the last 12 months?                                                                                   Yes ______ No ______

4. Are you a United States citizen?                                                                             Yes ______ No ______

5. Will the insurance applied for replace any existing cash value life insurance or
   annuities?  If "yes", provide insurer name(s), policy number and insurance amount.                           Yes ______ No ______

   _____________________________________________________________________________________
____________________________________________________________________________________________________________________________________

6. Primary Beneficiary:    __________________________________________________________________   Relationship: ______________________
                           (if none named, beneficiary shall be Owner or Owner's estate)        (to Proposed Insured)

   Secondary Beneficiary:  __________________________________________________________________   Relationship: ______________________
                                                                                                (to Proposed Insured)

7. Owner:                  __________________________________________________________________   Owner SS#: _________________________
                           (if other than Proposed Insured)

   Owner Mailing Address:  _________________________________________________________________________________________________________
                           Street Address                                        City                 State            Zip
____________________________________________________________________________________________________________________________________

8. Coverage, Riders, Premium

   Face Amount of Coverage $_____________________________________________  Face Amount
   Plan _________________________________________________________________  Coverage Formula, if applicable
   Death Benefit Option:  Level [_]   Increasing*[_]                       _________________________________________________
                                    *includes face amount plus cash value  _________________________________________________
   Riders:  [_]  Waiver of Monthly Deductions                              _________________________________________________
            [_]  Accelerated Death Benefit Settlement Option               _________________________________________________
            [_]  Extended Maturity Rider                                   _________________________________________________
            [_]  Spouse Insurance Rider $ _______________________________  Total Premium ___________________________________
                                                             /     /
                 _____________________________________  _________________  Frequency of Payments ___________________________
                 Spouse Name                            Month  Day  Year
                                                        Spouse Date of Birth
            [_]  Children Insurance Rider  $ ____________________________
            [_]  Other   ________________________________________________
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                        TEMPORARY INSURANCE DESCRIPTION

 Guaranteed Issue not available for Proposed Insured if Question 2 is answered "No" or if applying after his/her first enrollment period. Any person who qualifies in all respects for guaranteed issue coverage shall be considered covered on an interim basis from the date of application for the amount of insurance applied for up to the applicable "GUARANTEED ISSUE AMOUNT". If death is due to suicide on the basis stated in the contract, the Company's liability under this interim insurance is limited to the return of the amount paid or withheld. Interim insurance ends on the earliest of the following date: (a) the date insurance begins on the insurance applied for; (b) the date a contract, other than applied for, is offered to the applicant; (c) the date the company notifies the applicant that the application for any proposed insured is declined; (d) 60 days from the date of application; or (e) termination of employment with the Employer.

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I have read the above questions and answers. I declare the answers are complete and true to the best of my knowledge and belief. I agree this application will be part of the contract, if one is issued. I hereby authorize payroll deductions of any premiums to be paid for insurance purchased from Paragon Life Insurance Company, if applicable.

I authorize Paragon Life Insurance Company, its reinsurers, employees, insurance support organizations, and their representatives to obtain information about me to evaluate this application. This information may be (1) age; (2) medical history, condition and care; (3) physical and mental health; (4) income; (5) other personal characteristics; and (6) other insurance. It includes the use of alcohol, drugs, and tobacco.

I authorize any licensed physician, medical practitioner, hospital, clinic, the Veterans Administration, or other medical or medically related facility, the Medical Information Bureau (MIB), Inc., employer, or other insurance company that has any records or knowledge of me or my health, to give to Paragon Life Insurance Company, or its reinsurers, any such information on receipt of this authorization. Paragon Life Insurance Company may release this information to its reinsurers, MIB, Inc., or other insurance companies to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law, or unless I further authorize such a release.

This form is valid for 30 months from the date is it signed. A photographic copy is as valid as the original. I have a right to receive a copy of this upon request. I acknowledge that I have received a copy of the Notice of Information Practices.

  Dated:  ___________________   _____________
             Month    Day            Year

  Signature of                                  Signature of
X Proposed Insured  __________________________  Applicant ______________________
                                                Owner    (if other than Proposed
                                                         Insured)

                    __________________________            ______________________
                       Print Name                         Print Name

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Agent:  To the best of your knowledge is the insurance
applied for intended to replaced any existing insurance
or annuity?         [_] Yes [_] No

_____________________________________________  _________      ______________________________________________   _________
Signature of Licensed Resident Agent             Date            Broker-Dealer  Registered Principal              Date
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                              TO DECLINE COVERAGE

       (Complete this section only if you wish to decline all coverage)

I hereby certify that I have been given the opportunity to apply for the insurance and after careful consideration have decided not to apply at this time. I also understand that a later application may require submission of evidence of insurability and that as a result coverage may be denied at that time.

____________  _______________________________________  ________________________
   (Date)     Employee Name (please print)             Signature of Employee

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